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                                                                     EXHIBIT 11
                                                                     ----------

                                 Bacou USA, Inc.
                 Statement Re: Computation of Per Share Earnings
                                   (Unaudited)

                                      Three Months Ended                Nine Months Ended
                                      ------------------                -----------------
                                         September 30                    September 30
                                         ------------                    ------------
                                        1996          1995            1996          1995
                                        ----          ----            ----          ----

Primary:
Weighted average shares
  outstanding                        17,310,897     13,860,000     16,103,963     13,860,000

Net effect of dilutive stock
   options based on the treasury
   stock method using the
   average market price                  43,368              -         30,874              -
                                    -----------    -----------    -----------    -----------

   Total                             17,354,265     13,860,000     16,134,837     13,860,000
                                    ===========    ===========    ===========    ===========

Net income                          $ 5,655,533    $ 4,604,864    $15,410,342    $12,481,844
                                    ===========    ===========    ===========    ===========

Per share amount                    $      0.33    $      0.33    $      0.96    $      0.90
                                    ===========    ===========    ===========    ===========

Fully Diluted:
Weighted average shares
  outstanding                        17,312,200     13,860,000     16,105,106     13,860,000

Net effect of dilutive stock
   options based on the treasury
   stock method using the
   period end market price               43,535              -         30,848              -
                                    -----------    -----------    -----------    -----------
     Total                           17,355,735     13,860,000     16,135,954     13,860,000
                                    ===========    ===========    ===========    ===========

Net income                          $ 5,655,533    $ 4,604,864    $15,410,342    $12,481,844
                                    ===========    ===========    ===========    ===========

Per share amount                    $      0.33    $      0.33    $      0.96    $      0.90
                                    ===========    ===========    ===========    ===========



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